EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-51589, 333-51591, 333-00141, 333-09448, 333-65789 and 333-93309 of Dollar
General Corporation on Form S-8 and Registration Statement Nos. 333-50541 and 333-80655 of Dollar General Corporation on Form S-3 of our report dated February 22, 2000, appearing in this Annual Report on Form 10-K/A of Dollar General Corporation for the year ended January 28, 2000.

/s/  DELOITTE & TOUCHE LLP


Nashville, Tennessee
July 28, 2000